UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014 (November 14, 2014)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2014, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with one institutional and accredited investor (the “Investor”). Pursuant to the terms of the Purchase Agreement, the Company will sell to the Investor (i) $3,000,000 (3,000 shares) of Series D Convertible Preferred Stock (the “Series D Preferred Stock”), (ii) $32,000,000 original principal amount of senior secured convertible notes (the “Notes”) and (iii) warrants (the “Warrants”) to purchase up to 7,777,778 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). At the closing of the sale of the Series D Preferred Stock, the Notes and the Warrants (the “Financing”), the Company will enter into (i) a registration rights agreement (the “Registration Rights Agreement”) with the Investor, (ii) a security and pledge agreement (the “Security and Pledge Agreement”) in favor of the collateral agent for the Investor, and (iii) certain account control agreements with several banks with respect to restricted control accounts described in the Notes and Purchase Agreement. The Financing is expected to close on or before November 21, 2014 (the “Closing Date”), subject to the satisfaction of certain customary closing conditions.

The Company expects to receive gross proceeds of approximately $4.5 million on the Closing Date. The remaining $30.5 million of gross proceeds from the Financing will be deposited on the Closing Date by the Investor into restricted control accounts. $2.5 million of these restricted proceeds will be released to the Company after (i) certain shares of Common Stock related to the Financing have been registered on an effective resale registration statement and (ii) the issuance of all shares of Common Stock related to the Financing have been approved by the Company’s stockholders in accordance with applicable Nasdaq listing rules. The remaining $28 million of restricted proceeds will be released to the Company in increments in accordance with the terms of the Series D Preferred Stock and the Notes, as described further below.

The economic terms of the Series D Preferred Stock and the Notes are substantially similar, except for the fact that the Series D Preferred Stock (i) is unsecured and (ii) ranks junior to the Notes and other existing and future indebtedness of the Company.

The Series D Preferred Stock will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014. The Notes and the Warrants have been privately placed in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

In connection with the Financing, the Company will pay WestPark Capital, Inc., the placement agent (the “Placement Agent”), an aggregate cash fee equal to $1,575,000, paid ratably over time as the gross proceeds of the Financing become unrestricted and available to the Company, as well as reimbursement of certain expenses. The Company will also issue shares of Common Stock (the “Placement Agent Shares”) in an amount equal to $700,000 divided by the closing bid price of a share of Common Stock on November 17, 2014.

The Purchase Agreement provides that, subject to certain exceptions, the Company will not issue any securities from the Closing Date until the date immediately following the 90th trading day of the earlier of (A) the date that a resale registration statement for the resale of a portion of the Common Stock underlying the Notes becomes effective or (B) the date that the Common Stock underlying the Notes and Warrants are eligible for resale under Rule 144. Under the Purchase Agreement, the Company will not enter into any new variable rate securities transactions so long as any Series D Preferred Stock or Notes remain outstanding. For so long as any Notes remain outstanding, the Investor has the right to participate in the purchase of 50% of the securities offered by the Company in any future financing transactions.

In connection with the Purchase Agreement, TFG Radiant Investment Group Ltd. (“TFG Radiant”), the Company’s largest stockholder, entered into a Voting Agreement with the Company. Pursuant to the Voting Agreement, TFG Radiant has agreed to vote all of the shares of Common Stock that it owns in favor of the Common Stock issuances related to the Series D Preferred Stock, the Notes and the Warrants and certain other stockholder proposals. The Company intends to seek stockholder approval for these matters at a special stockholders meeting to be held in December 2014 or January 2015.

Description of the Notes and the Series D Preferred Stock

Ranking

The Notes will rank senior to the Company’s outstanding and future indebtedness, except for certain existing permitted indebtedness of the Company. The Notes are secured by a first priority perfected security interest in all of the Company’s and its subsidiaries’ current and future assets (including a pledge of the stock of the Company’s subsidiaries), other than those assets which already secure the Company’s existing permitted indebtedness. So long as any Notes remain outstanding, the Company and its subsidiaries will not incur any new indebtedness, except for permitted indebtedness under the Notes, or create any new encumbrances on the Company’s or its subsidiaries’ assets, except for permitted liens under the Notes. Under certain circumstances, subsidiaries of the Company will be required to guarantee the Company’s obligations under the Notes.

The Series D Preferred Stock ranks pari passu with the Company’s existing Series A Preferred Stock with respect to dividends and rights upon liquidation. The Series D Preferred Stock ranks senior to the Company’s Common Stock with respect to dividends and rights upon liquidation. The Series D Preferred Stock ranks junior to all existing and future indebtedness. The Series D Preferred Stock is unsecured.

Maturity Date

Unless earlier converted or redeemed, the Notes will mature on 42 months after the Closing Date (the “Maturity Date”), subject to the right of the Investors to extend the date under certain circumstances.

The Series D Preferred Stock has no fixed maturity date or mandatory redemption date.

Interest; Dividends

The Notes bear interest at a rate of 7% per annum, subject to increase to 15% per annum upon the occurrence and continuance of an event of default (as described below). Interest on the Notes is payable monthly in shares of Common Stock or cash, at the Company’s option. Interest on the Notes is computed on the basis of a 360-day year and twelve 30-day months and is payable in arrears monthly and is compounded monthly.

Holders of the Series D Preferred Stock will be entitled to receive dividends in the amount of 7% per annum, subject to increase to 15% per annum upon the occurrence and continuance of certain events of default (as described below). Dividends on the Series D Preferred Stock are payable monthly in shares of Common Stock or cash, at the Company’s option. Dividends on the Series D Preferred Stock are computed on the basis of a 360-day year and twelve 30-day months, are payable in arrears monthly and are compounded monthly.

Conversion

All amounts due under the Notes and the Series D Preferred Stock are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a fixed conversion price, which is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Notes and the Series D Preferred Stock are convertible into shares of Common Stock at the initial price of $2.25 per share (the “Conversion Price”). If and whenever on or after the Closing Date, the Company issues or sells any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale (a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

In addition, a holder of the Notes or the Series D Preferred Stock has the option to convert a portion of the Notes or the Series D Preferred Stock into shares of Common Stock at an “Alternate Conversion Price” equal to the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the three lowest trading days during the ten consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, divided by three. The amount of Notes and Series D Preferred Stock that can be converted using the Alternate Conversion Price is limited to $28 million.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series D Preferred Stock will not have voting rights. The Notes do not have voting rights.

Payment of Principal and Interest; Payment of Liquidation Amounts and Dividends

The Company has agreed to make amortization payments with respect to the principal amount of the Notes and the liquidation value of the Series D Preferred Stock in shares of its Common Stock, subject to the satisfaction of certain equity conditions, or at the Company’s option, in cash or a combination of shares of Common Stock and cash, in equal installments payable once every month. The first installment will be due on January 2, 2015. On each of the installment dates, the Company’s scheduled amortization payment will be an amount equal to approximately $854,000. Amortization payments shall first be applied to the redemption of shares of Series D Preferred Stock until all shares of the Series D Preferred Stock have been redeemed. Thereafter, amortization payments shall be applied to pay principal and interest on the Notes.

For amortization payments paid in shares of Common Stock, the number of shares of Common Stock that shall be issued as an installment conversion amount shall be determined based on an installment conversion price (the “Installment Conversion Price”) of the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately prior to the applicable installment date, divided by five.

Any holder of Notes or Series D Preferred Stock may elect to defer the payment of the installment amount due on any installment dates, in whole or in part, to another installment date, in which case the amount deferred will become part of such subsequent installment date and will continue to accrue interest and dividends as applicable.

During an installment period, any holder of Notes or Series D preferred Stock may elect to accelerate the amortization of the Notes or the Series D Preferred Stock at the Installment Conversion Price of the current installment date if, in the aggregate, all such accelerations in such period do not exceed five times the installment amount. Such accelerated amounts shall be payable in the Company’s common stock.

Optional Redemption by the Company

The Company may redeem all, but not less than all, of the Notes or the Series D Preferred Stock at any time after 30 calendar days after the earlier of (A) the date that a resale registration statement for the resale of a portion of the Common Stock underlying the Notes and Warrants becomes effective or (B) the date that the shares of Common Stock underlying the Notes and Warrants are eligible for resale under Rule 144, provided that the Company meets certain equity conditions. In the case of an optional redemption of Notes or Series D Preferred Stock by the Company, the Notes shall be redeemed in cash at a price with a redemption premium of 120% calculated by the formula specified in the Notes and the Series D Preferred Stock. The Company is required to provide holders of the Notes or Series D Preferred Stock with at least 90 trading days prior notice of its election to redeem the Notes or the Series D Preferred Stock.

Events of Default

The Notes and the Series D Preferred Stock contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes and the Series D Preferred Stock; (ii) bankruptcy or insolvency of the Company; and (iii) certain failures (in the case of the Notes) to comply with the requirements under the Registration Rights Agreement as described below.

If there is an event of default, a holder of the Notes or the Series D Preferred Stock may require the Company to redeem all or any portion of the Notes or the Series D Preferred Stock (including all accrued and unpaid interest and dividends and all interest and dividends that would have accrued through the Maturity Date), in cash, at a price equal to the greater of: (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the product of (A) the conversion rate in effect at such time multiplied by (B) the product of (1) up to 125%, depending on the nature of the default, multiplied by (2) the highest closing sale price of the Common Stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption.

If there is an event of default, a holder of the Notes or the Series D Preferred Stock may convert all or any portion of the Notes or the Series D Preferred Stock into shares of Common Stock. In such event, the conversion price would be the lowest of (i) the Conversion Price then in effect and (ii) 85% of the quotient of (A) the sum of the volume-weighted average price of the Common Stock for each of the three lowest trading days during the ten consecutive trading day period ending and including the trading day immediately prior to the date of the applicable conversion date, divided by three.

Change of Control

The Notes and the Series D Preferred Stock prohibit the Company from entering into transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the Notes and the Series D Preferred Stock in a written agreement approved by holders of the Notes and the Series D Preferred Stock, as applicable.

In the event of transactions involving a change of control, the holder of Notes or Series D Preferred Stock will have the right to require the Company to redeem all or any portion of the Note or Series D Preferred Stock it holds in cash, at a price with a redemption premium of 125% calculated by the formula specified in the Notes and the Series D Preferred Stock.

19.99% Cap

The Company is prohibited from issuing shares of Common Stock pursuant to the Notes, the Series D Preferred Stock and the Warrants in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ rules. The Company intends to seek stockholder approval of such share issuances in excess of such 19.99% limit at a special stockholders meeting to be held in December 2014 or January 2015.

Limitations on Conversion and Issuance

The Notes and the Series D Preferred Stock may not be converted and shares of Common Stock may not be issued under the Notes and the Series D Preferred Stock if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock. At each holder’s option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Dividend and Distribution Participation Rights

The holders of the Notes and the Series D Preferred Stock are entitled to receive any dividends paid or distributions made to the holders of Common Stock on an “as if converted to Common Stock” basis.

Control Accounts

On the Closing Date, the Company expects to receive cash proceeds of $4.5 million and a deposit of an additional $30.5 million into restricted control accounts. $2.5 million shall be released to the Company after the issuance of certain shares of Common Stock related to the Financing (i) have been registered on an effective resale registration statement and (ii) have been approved by the Company’s stockholders in accordance with applicable Nasdaq listing rules, and an additional $6 million from the control accounts shall be released to the Company 75 days thereafter. Thereafter, additional funds from the control accounts shall be released to the Company (i) in connection with certain conversions of the Notes and redemptions of the Series D Preferred Stock, and (ii) up to $6 million in any 90 day period, provided that the Company meets certain equity conditions.

Description of the Warrants

The Warrants entitle the holders of the Warrants to purchase, in the aggregate, up to 7,777,778 shares of Common Stock. The Warrants will be exercisable on the issuance date through the fifth anniversary of the issuance date.

The Warrants will be exercisable at an initial exercise price equal to $2.25 per share. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, combinations or similar events. In addition, the exercise price is also subject to a “full ratchet” anti-dilution adjustment, subject to customary exceptions, in the event that the Company issues securities at a price lower than the then applicable exercise price. The Warrants may be exercised for cash or (under certain circumstances) on a cashless basis.

19.99% Cap

The Company is prohibited from issuing shares of Common Stock pursuant to the Notes, the Series D Preferred Stock and the Warrants in excess of 19.99% of the issued and outstanding shares of Common Stock immediately prior to the transaction unless stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ rules. The Company intends to seek stockholder approval of such share issuances in excess of such 19.99% limit at a special stockholders meeting to be held in December 2014 or January 2015.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrants together with its affiliates would beneficially own in excess of 4.99%, at the election of the holder as of the Closing Date, of the outstanding shares of Common Stock. At a holder’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Change of Control

The Warrants prohibit the Company from entering into transactions involving a change of control, unless the successor entity is a publicly traded corporation that assumes all of the Company’s obligations under the Warrants in a written agreement approved by holders of the Warrants.

Upon the occurrence of change of control, a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Events of Default

Upon the occurrence of an event of default (as defined in the Notes), a holder of a Warrant will have the right to require the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement, pursuant to which the Company agrees (i) to register at least 4 million shares issuable in connection with the Notes in an initial registration statement filed with the Securities and Exchange Commission and (ii) under certain circumstances to register in an additional registration statement 200% of the sum of (A) the maximum number of shares of Common Stock issuable pursuant to the Notes and (B) the maximum number of shares of Common Stock issuable upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the initial registration statement no later than 30 days after the Closing Date and to have such registration statement declared effective within 90 days after the Closing Date. If the Company is unable to meet its obligations under the Registration Rights Agreement, it may be required to pay certain cash damages to holders of the Notes and Warrants.

The foregoing are only brief descriptions of the material terms of the Purchase Agreement, the Notes, the Series D Preferred Stock, the Warrants, the Registration Rights Agreement, the Security and Pledge Agreement, the Guaranty Agreement, and the Voting Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 3.1, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes and the Warrants described in this Current Report on Form 8-K were offered and sold to accredited investors in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

The Series D Preferred Stock will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-199214), which became effective on October 16, 2014.

Item 7.01 Regulation FD Disclosure.

On November 17, 2014, the Company issued a press release announcing the Financing. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series D Preferred Stock

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Securities Purchase Agreement, dated November 14, 2014, between the Company and the Investor named therein.

10.2	Form of Senior Secured Convertible Note

10.3	Form of Warrant

10.4	Form of Registration Rights Agreement between the Company and the Investor named therein.

10.5	Form of Security and Pledge Agreement by the Company in favor of the collateral agent named therein

10.6	Form of Guaranty Agreement for certain future subsidiaries of the Company

10.7	Form of Voting Agreement between the Company and TFG Radiant Investment Group Ltd.

23.1	Consent of Faegre Baker Daniels (included as part of Exhibit 5.1)

99.1	Press Release, dated November 17, 2014

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the Financing, the closing of the Financing and the conversion of the Series D Preferred Stock and the Notes and the exercise of the Warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the

Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

November 17, 2014	By:	/s/ William M. Gregorak
		Name:	William M. Gregorak
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series D Preferred Stock

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Securities Purchase Agreement, dated November 14, 2014, between the Company and the Investor named therein.

10.2	Form of Senior Secured Convertible Note

10.3	Form of Warrant

10.4	Form of Registration Rights Agreement between the Company and the Investor named therein.

10.5	Form of Security and Pledge Agreement by the Company in favor of the collateral agent named therein

10.6	Form of Guaranty Agreement for certain future subsidiaries of the Company

10.7	Form of Voting Agreement between the Company and TFG Radiant Investment Group Ltd.

23.1	Consent of Faegre Baker Daniels (included as part of Exhibit 5.1)

99.1	Press Release, dated November 17, 2014